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                                                                    Exhibit 23.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-16861 and Form S-8 File No. 33-80607) of Saville Systems PLC and in the related Prospectus of our reports dated January 22, 1997 with respect to the consolidated financial statements of Saville Systems PLC incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.

Our audits also included the financial statement schedules of Saville Systems PLC listed in Item 14(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

ERNST & YOUNG

/s/ Ernst & Young

Galway, Ireland
March 27, 1997